Exhibit 99.1

Meta Materials Announces Pricing of $3.4 Million Registered Direct Offering Priced At-the-Market

HALIFAX, NS / ACCESSWIRE / February 20, 2024 / Meta Materials Inc. (the "Company" or "META") (Nasdaq: MMAT), an advanced materials and nanotechnology company, today announced that it has entered into a definitive agreement with a single institutional investor for the purchase and sale of 850,000 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 850,000 shares of common stock at a combined purchase price of $4.04 per share pursuant to a registered direct offering priced at-the-market under Nasdaq rules, for gross proceeds of approximately $3.4 million, before deducting placement agent commissions and other offering expenses. The warrants will have an exercise price of $3.91 per share, will be exercisable immediately and will expire five years from the date of issuance.

The closing of the offering is expected to occur on or about February 21, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for the expansion of its technology commercialization and sales efforts (specifically in bank note and brand authentication, NPORE® and NCORE™ technologies for Li-ion battery applications, NANOWEB® transparent conductive films for automotive and consumer electronics applications, and VLEPSIS® systems for wide area motion imagery), as well as for general corporate purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The securities are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-268282), originally filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2022, which was declared effective by the SEC on November 18, 2022. The offering is being made only by means of a written prospectus and accompanying prospectus supplement, forming a part of the effective registration statement to be filed with the SEC and available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The Company has also agreed that certain existing warrants to purchase up to an aggregate of 324,075 shares of common stock (the “amended warrants”) at an exercise price of $9.50 per share with a termination date of June 6, 2029 will be amended, effective upon June 6, 2024, to have a reduced exercise price equal to the minimum price for Nasdaq purposes on such date. The other terms of the amended warrants will remain unchanged.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Meta Materials Inc.

Meta Materials Inc. (META) is an advanced materials and nanotechnology company. We develop new products and technologies using innovative sustainable science. Advanced materials can improve everyday products that surround us, making them smarter and more sustainable. META® technology platforms enable global brands to develop new products to improve performance for customers in aerospace and defense, consumer electronics, 5G communications, batteries, authentication, automotive and clean energy. Learn more at www.metamaterial.com.

Media and Investor Inquiries

Rob Stone

Vice President, Corporate Development and Communications

Meta Materials Inc.

media@metamaterial.com

ir@metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the offering of the securities described herein, the closing of the offering, and the use of proceeds therefrom. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities, research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on May 12, 2023, in the Company’s Form 10-Q filed with the SEC on August 9, 2023, in the Company’s Form 10-Q filed with the SEC on November 13, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.